UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Credit Agreement

On December 20, 2010, Hoku Corporation (“Hoku”) entered into a Credit Agreement (the “Credit Agreement”) with China Merchants Bank Co., Ltd., New York Branch (the “Lender”).  The Credit Agreement provides for one or more term loans (the “Loans”) in an aggregate principal amount not to exceed $10 million (the “Maximum Loan Amount”), which must be borrowed within 30 days of the effective date of the Credit Agreement.  The principal amount of the Loans and any unpaid interest thereon must be paid in full by December 20, 2013.  Hoku may prepay the Loans, in whole or in part, at any time without penalty, provided that any such prepayment must be for a minimum of $100,000 and in multiples of $100,000 in excess thereof.  Funds provided pursuant to the Credit Agreement are for general corporate purposes, including capital expenditures related to the polysilicon production plant currently being constructed by Hoku’s subsidiary, Hoku Materials, Inc., in Pocatello, Idaho.

In addition to the Credit Agreement, Hoku and the Lender entered into credit agreements on May 24, 2010, August 16, 2010, August 26, 2010, September 16, 2010, and October 8, 2010 pursuant to which Hoku borrowed $20.0 million, $10.0 million, $5.0 million, $10 million, and $10 million, respectively, and which are more fully described in Item 1.01 of the Forms 8-K filed with the Securities and Exchange Commission on May 26, 2010, August 19, 2010, August 30, 2010, September 17, 2010, and October 12, 2010, respectively.

The Loans will bear interest at a per annum rate equal to the LIBOR Rate (as set forth in the Credit Agreement) for the applicable interest period plus 2% or, at the election of Hoku, any portion of the Loans that is not less than $1,000,000 may bear interest at an annual rate equal to the rate of interest announced by the Lender as its “prime rate.”  Hoku will pay an annual facility fee of 0.5% on the Maximum Loan Amount.  Hoku has also agreed to pay the Lender’s reasonable costs and expenses in connection with the preparation, negotiation and delivery of the Credit Agreement.

The Credit Agreement includes customary representations, warranties, covenants, and acceleration, indemnity, and events of default provisions which may accelerate Hoku’s payment obligations under the Credit Agreement.

The Loans are secured by cash collateral (“Cash Collateral”) of 110% of the principal amount of the Credit Agreement in Renminbi (RMB) provided by Tianwei New Energy Holdings Co., Ltd., Hoku’s parent company (“Tianwei”).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Related Arrangements between Hoku and Tianwei

As previously disclosed in Hoku’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2010, Tianwei and Hoku have been discussing what would constitute fair compensation for Tianwei for the financial services it is providing Hoku.  Tianwei provided the Cash Collateral to secure the Loan in reliance on an understanding with Hoku that it would receive fair compensation for providing the cash collateral in the form of a common stock warrant.  Hoku and Tianwei are still discussing the number of shares and other terms of such warrant.

In addition, on December 17, 2010, in consideration of Tianwei’s providing Cash Collateral, Hoku entered into a Reimbursement Agreement with Tianwei obligating it to repay Tianwei for all interest, fees and expenses incurred by Tianwei in connection with providing the Cash Collateral.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated December 20, 2010, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch.

10.2	Reimbursement Agreement, dated December 17, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2010

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated December 20, 2010, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch.

10.2	Reimbursement Agreement, dated December 17, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.